Exhibit 10.1

STOCK OPTION AWARD AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF STOCK OPTION SHARES	PER SHARE EXERCISE PRICE	SOCIAL INSURANCE NUMBER

[Name] [Street Address] [City Province Postal Code] [Country]	mm/dd/yyyy	Xxxxx	$xxx	xxx-xxx-xxx

1.

This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the individual named above (the “Employee”), as of the above grant date and subject to the terms and conditions set forth in this stock option award agreement (this “Agreement”) and in the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), the right and option (the “Option”) to purchase all or any part of an aggregate of the number of shares of common stock specified in the grant summary above (the “Shares”), at the Option purchase price specified in the grant summary (which shall be 100% of the Fair Market Value of the common stock on the date the award is granted). Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to such terms in the Plan. The Option terminates at the close of business ten (10) years from the Grant Date (specified in the summary above) unless terminated at an earlier time in accordance with this Agreement or the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

2.	Vesting, Forfeiture and Exercisability. Except as provided below, the Option shall vest as follows:

Vesting Date	Number of Option Shares Vested
______, 20__	___
______, 20__	___
______, 20__	___
______, 20__	___

The Option may be exercised as to any portion of the Option that is vested.

Termination of Employment. Upon the Employee’s Termination of Employment, any remaining unvested portion of the Option shall cease vesting immediately, and shall be irrevocably forfeited on the 30th day following the Employee’s Termination of Employment, unless vesting is accelerated as provided below. At any time within a period of 90 days after a Termination of Employment other than for death or Disability, the Employee may exercise the vested portion of the Option (unless terminated earlier by expiration of the Option term under Section 1).

Retirement or Involuntary Termination Without Cause. In the event the Employee incurs an involuntary Termination of Employment by the Company without Cause, or a voluntary Termination of Employment by reason of the Employee’s Retirement, the Committee reserves the right, exercisable by the Committee prior to or within 30 days following the date of the Employee’s Termination of Employment, to cause vesting of the remaining unvested Option to be accelerated, in whole or in part, as of the date of such Termination of Employment.

Disability or Death. In the event the Employee incurs a Termination of Employment by reason of the Employee’s Disability or death, any remaining unvested portion of the Option shall vest as of the date of such Disability or death. At any time within a period of one year after the Employee’s date of termination for Disability or death, as applicable, the Employee or the personal representatives or administrators of the Employee’s estate, as applicable, may exercise the Option (unless terminated earlier by expiration of the Option term under Section 1).

Change in Control. In the event of a Change in Control of the Company and the Employee simultaneously or subsequently incurs a Termination of Employment by the Company without Cause or by the Employee for Good Reason, any remaining unvested portion of the Option shall vest as of the date of such Termination of Employment.

Any portion of the Option that remains unexercised as of the expiration of the exercise periods allowed under this Section 2 shall terminate. The terms “Cause,” “Good Reason,” and “Termination of Employment” are defined in the attached Exhibit A.

3.

Rights as Shareholder and Restrictions. Prior to the issuance of Shares with respect to the Option, the Employee shall not have ownership or rights of ownership of any Shares underlying the Option. The Option may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.

4.

Method of Exercise of Option. The vested portion of the Option may be exercised only during the term of the Option by delivery of a notice of exercise in such form as may designated by the Committee from time to time. The notice must state the number of Shares being exercised and include payment in full of the purchase price and any Tax-Related Items (as defined in Section 6 below). Payment of the purchase price and Tax-Related Items shall be made (i) in cash, (ii) by delivery of unencumbered shares of common stock of the Company previously acquired having a Fair Market Value equal to the exercise price and Tax-Related Items, (iii) by a combination of cash and shares under (i) and (ii) above; (iv) by withholding Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the exercise price and Tax-Related Items, or (v) by a cashless (broker-assisted) exercise that complies with all applicable laws. The Company shall issue Shares in the Employee’s name and may, at its option, issue the Shares by book-entry registration or issuance of a stock certificate or certificates.

Notwithstanding the foregoing, if the Employee resides or is employed in a country where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the purchase price, or require the Company and/or the Employee to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, or to facilitate administration of the Plan, the Committee may restrict the method of exercise to a form of cashless exercise (as it determines in its sole discretion). Alternatively, the Committee may require the Employee to sell any Shares the Employee acquires under the Plan immediately or within a specified period following a Termination of Employment (in which case, this Agreement shall give the Company authority to issue sale instructions on the Employee’s behalf).

5.

Limit on Option Benefit. Notwithstanding any provision in this Agreement to the contrary, the maximum Share price that can be used for the exercise of any Option Share under this Agreement shall be $35.70 USD per Share (the “Maximum Price”). At the time of exercise of an Option Share, the Employee’s “compensatory gain per Share” (i.e., the value of a Share at the time of exercise minus the per Share exercise price) shall be determined using the Fair Market Value of a Share at the time of exercise; provided that the Fair Market Value per Share shall not exceed the Maximum Price. The Employee’s “total allowable compensatory gain” shall equal the compensatory gain per Share times the number of Option Shares being exercised at a given time. In the event that an exercise of the Option would result in a gain in excess of the total allowable compensatory gain, Shares otherwise issuable upon exercise shall be forfeited to the extent necessary until the gain received no longer exceeds the total allowable compensatory gain. Fractional shares, if any, resulting from such reduction shall be rounded down to the nearest share. The Maximum Price shall be subject to equitable adjustment under Section 4(c) of the Plan in order to prevent dilution or enlargement of benefits.

6.

Income Taxes. The Employee is liable for any federal, state and local income or other taxes (“Tax-Related Items”) applicable upon the exercise of the Option or the subsequent disposition of any of the Shares, and the Employee acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences. Upon exercise of the Option, the Employee shall promptly pay to the Company in cash, and/or the

Company may withhold from the Employee’s compensation, all applicable taxes required by the Company to be withheld or collected upon such vesting. Absent a timely election of a withholding method (as determined by the Committee), the Employee hereby consents to authorize the Company to undertake a cashless (broker-assisted) sale of Shares to cover all Tax-Related Items.

7.

Acknowledgment. This Option grant shall not be effective until the Employee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Employee agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the prospectus related to the Plan.

ACKNOWLEDGMENT:	APOGEE ENTERPRISES, INC.

By:
EMPLOYEE’S SIGNATURE	[Name]
Chief Executive Officer and President
DATE
DATE

EXHIBIT A

DEFINED TERMS USED IN THE

STOCK OPTION AWARD AGREEMENT

The following terms used in this Agreement have the following meanings:

“Cause” shall mean:

(i) the willful and continued failure by the Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Employee’s termination for Good Reason),

(ii) the Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or

(iii) the willful engaging by the Employee in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its Affiliates or its clients or the clients of its Affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

“Good Reason” shall mean the occurrence of any of the following events, in each case, after the Employee has provided written notice to the Company within 30 days of the occurrence of such event and the Company has failed to cure, to the Employee’s reasonable satisfaction, the cause of such event within 30 days after the date of such written notice (and the Employee terminates employment within 30 days of the expiration of such cure period), except for the occurrence of such an event in connection with the termination or reassignment of the Employee’s employment by the Company (or any Affiliate then employing the Employee) for Cause, for Disability or for death:

(i) the assignment to the Employee of employment duties or responsibilities which are not at least of materially comparable responsibility and status as the employment duties and responsibilities held by the Employee immediately prior to a Change in Control, or any removal of the Employee from or any failure to reelect or reappoint the Employee to any positions held by the Employee immediately prior to a Change in Control, except in connection with the termination of his or her employment for Disability, Retirement or Cause, or as a result of the Employee’s death, or by the Employee other than for Good Reason;

(ii) a material reduction by the Company (or any Affiliate then employing the Employee) in the Employee’s base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(iii) the Company’s (or any Affiliate then employing the Employee) requiring the Employee to be based anywhere other than within 50 miles of the Employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations immediately prior to a Change in Control.

“Termination of Employment” shall mean the Employee’s termination of employment with the Company and all Affiliates. For avoidance of doubt, if the Employee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Employee shall incur a Termination of Employment.

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